Exhibit 99.1

Newtek Business Services Corp. Declares Second Quarter 2019 Dividend of $0.46 per Share; an Increase of 9.5% Over the Second Quarter 2018 Dividend

Reiterates 2019 Annual Dividend Forecast in a Range of $1.85 per Share to $1.86 per Share

Lake Success, N.Y. - May 1, 2019 - Newtek Business Services Corp. (“Newtek”) (Nasdaq: NEWT), an internally managed business development company ("BDC"), today announced that its Board of Directors declared a second quarter 2019 cash dividend of $0.46 per share, which represents a 9.5% increase over the second quarter 2018 cash dividend. The second quarter 2019 dividend is payable on June 28, 2019 to shareholders of record as of June 14, 2019.  The Company also reiterated its 2019 annual cash dividend forecast in a range of $1.851 per share to $1.861 per share, which would represent a 3.3% increase at the top of the range over the Company’s 2018 annual dividend payment of $1.80 per share.

Barry Sloane, Chairman, President and Chief Executive Officer said, “We are experiencing a robust business climate, and are pleased to announce a second quarter dividend that is a 9.5% increase over our second quarter dividend last year. While the longest government shutdown in history affected our first quarter 2019 loan fundings by shifting a portion of them forward, we believe this loan buildup in our pipeline from the first quarter will fund and close in the second quarter of 2019.”

Note regarding Dividend Payments: The Company's Board of Directors expects to maintain a dividend policy with the objective of making quarterly distributions in an amount that approximates 90 - 100% of the Company's annual taxable income. The determination of the tax attributes of the Company's distributions is made annually as of the end of the Company's fiscal year based upon its taxable income for the full year and distributions paid for the full year.

1Amount and timing of dividends, if any, remain subject to the discretion of the Company’s Board of Directors.

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.
Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com